Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President, Treasurer and

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION

ANNOUNCES CLOSING OF $65.0 MILLION OF FIXED-TO-FLOATING RATE SUBORDINATED NOTES

Uniondale, NY – August 24, 2022 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), announced today that it has completed a $65.0 million offering of its fixed-to-floating rate subordinated notes due 2032 (the “Subordinated Notes”). The Subordinated Notes will have an initial coupon rate of 6.000%. Piper Sandler & Co. acted as Lead Book-Running Manager and Keefe, Bruyette & Woods, A Stifel Company, acted as Joint Book-Running Manager. Holland & Knight LLP acted as legal counsel to the Company and Paul Hastings LLP acted as legal counsel to the underwriters.

John R. Buran, President and Chief Executive Officer, stated “This transaction represents the second oversubscribed offering in less than a year indicating the market’s confidence in the strength of our franchise. We are very pleased with the completion of the note offering.”

Flushing Financial Corporation (Nasdaq-GS: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands. Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control and that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others the impact of the COVID-19 pandemic on our financial condition and results of operations; changes in interest rates, including recent and perhaps future increases fueled by inflation; risks that may be exacerbated depending on the mix of loan types we use in lending activities; failure to effectively manage our liquidity; our ability to obtain brokered deposits as an additional funding source; the highly competitive markets in which we operate; changes in national and/or local economic conditions; changes in laws and regulations; current conditions in, and regulation of, the banking industry; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyberattacks; changes in cybersecurity or privacy regulations; increased delays in foreclosure proceedings; our inability to hire or retain key personnel; impairment of goodwill recorded as a result of acquisitions; inability to fully realize the expected benefit of our deferred tax assets; global climate changes; ESG requirements; and uncertainty surrounding the elimination of LIBOR.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer	718-961-5400	IR@FlushingBank.com

These and other factors are more fully described under “Risk Factors” in Item 1A of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 7, 2022, and other factors discussed in the filings we make with the SEC under the Securities Exchange Act of 1934, as amended.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward- looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved.

#FF

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer	718-961-5400	IR@FlushingBank.com